UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2022

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Leadership Changes

On November 30, 2022, Oncocyte Corporation (the “Company”) issued a press release announcing that Ronald Andrews will step down from his role as President and Chief Executive Officer and director of the Board of Directors of the Company (the “Board”), effective as of December 1, 2022, and the appointment of Joshua Riggs as Interim Chief Executive Officer of the Company, effective as of December 2, 2022. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

CEO Separation and Release Agreement

In connection with Mr. Andrews’ departure, the Company and Mr. Andrews entered into a separation agreement and general release of all claims, dated December 1, 2022 (the “Separation Agreement”). The Separation Agreement provides that Mr. Andrews will receive benefits, consisting of (i) a cash severance amount of $500,000, which is payable over twelve (12) months in substantially equal installments following December 1, 2022 (the “Andrews Effective Date”), (ii) a payment of twelve (12) months of premium costs of group health plan continuation coverage in the total amount of $40,128, which is payable in a lump sum payment on the thirtieth day following the Andrews Effective Date, (iii) accelerated vesting of Mr. Andrews’ unvested time-based stock options and restricted stock unit awards that were scheduled to vest based solely on the passage of time during the twelve (12) month period following the Andrews Effective Date, and (iv) accelerated vesting of 481,250 performance-based stock options and 200,000 performance-based restricted stock units.

As part of the Separation Agreement, Mr. Andrews agreed to a general release of all claims against the Company and certain related entities. The Separation Agreement confirms that (x) certain provisions contained in Mr. Andrews’ employment agreement with the Company, dated June 4, 2019, and change in control and severance plan agreement, effective as of March 1, 2020, including a twelve (12) month post-Andrews Effective Date non-solicit covenant, and (y) Mr. Andrews’ employee confidential information and inventions assignment agreement with the Company, effective July 1, 2019, in each case, shall remain in full force and effect. The Separation Agreement also contains customary terms applicable to the departure of an executive of the Company, including mutual non-disparagement.

In addition, to ensure a smooth transition, the Company and Mr. Andrews entered into a consulting agreement, dated as of December 1, 2022 (the “Consulting Agreement”), pursuant to which Mr. Andrews will provide non-employee consulting and advisory services to the Company, on a non-exclusive basis, from December 2, 2022 until February 28, 2023. The Consulting Agreement provides that in consideration of the services, on the third business day following December 2, 2022, Mr. Andrews will receive a grant of stock options to purchase 50,000 shares of the Company’s common stock, issued in accordance with the Company’s 2018 Equity Incentive Plan, as amended from time to time (the “Plan”), which options shall vest in three equal monthly installments over the consulting term, subject to Mr. Andrews’ continued compliance with any restrictive covenants by which he may be bound and continued provision of services on each applicable vesting date; provided, that if the if the Company terminates the Consulting Agreement prior to February 28, 2023, any unvested options will vest. Either party may terminate the Consulting Agreement for any reason upon ten (10) days’ written notice

The Consulting Options will be granted at an exercise price per share equal to [the closing market price of the Company’s common stock on the day preceding the grant date]. Except to the extent that provisions of the Plan relating to termination of continuous service as a service provider apply to the termination of options, to the extent not exercised, the options will expire ten years from the effective date of grant. The Consulting Options will be subject to the terms and conditions of a stock option agreement and the Plan.

Interim CEO Appointment and Agreement

Mr. Riggs, age 40, has served as the Company’s General Manager, Transplant since July 2022 and was the Company’s Senior Director Business Development from August 2020 until September 2022. From January 2015 to August 2020, Mr. Riggs was the founder and principal of Intelliger Consulting, an organization devoted to consumer driven healthcare, and from January 2016 to July 2020, he was a principal at Bethesda Group, LLC, a boutique consulting group focused on helping small and mid-stage diagnostic companies and investment groups move emerging diagnostic content and platforms to market.

In connection with Mr. Riggs’ appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Riggs effective as of December 2, 2022 (the “Riggs Effective Date”), relating to his services with the Company. The Employment Agreement has a one-year term (the “Term”), unless terminated earlier. After the Term, Mr. Riggs’ employment with the Company will be considered “at-will”. During the Term, the Employment Agreement provides for (i) a base salary of $300,000 per annum, (ii) a target bonus opportunity equal to fifty percent (50%) of Mr. Riggs’ base salary, and (iii) a one-time equity grant of stock options to purchase 250,000 shares of the Company’s common stock, issued in accordance with the Plan, which will vest on the one-year anniversary of the Riggs Effective Date, subject to Mr. Riggs’ continued compliance with any restrictive covenants by which he may be bound and continued employment with the Company through such date (the “Equity Grant”). Mr. Riggs will also be eligible to participate in employee benefit programs and plans offered by the Company.

The Equity Grant will be granted on the third business day following the Riggs Effective Date, at an exercise price per share equal to the fair market value of a share of the Company’s common stock on the applicable effective date of grant, determined in accordance with the Plan. Except to the extent that provisions of the Plan relating to termination of continuous service as an employee apply to the termination of options, to the extent not exercised, the options will expire ten years from the effective date of grant. The options will be incentive stock options to the extent permitted by Section 422 of the Internal Revenue Code. The Equity Grant will be subject to the terms and conditions of a stock option agreement, the Plan, and Mr. Riggs’ Severance Agreement (as defined below).

In the event Mr. Riggs’ employment is terminated during the Term by the Company without Cause (excluding due to death or disability) or by Mr. Riggs for Good Reason (as each such term is defined in the Severance Agreement), in addition to any benefits provided pursuant to Mr. Riggs’ Severance Agreement, subject to the execution of a release of claims and Mr. Riggs’ continued compliance with any restrictive covenants by which he may be bound, Mr. Riggs will be entitled to receive a pro-rated annual bonus for the year of termination (the “Pro-Rated Bonus”). The Employment Agreement also contains customary restrictive covenants, including restrictions related to non-solicitation, competitive activities, non-publicity, non-disparagement and cooperation. In addition, in connection with entering into the Employment Agreement, effective as of December 2, 2022, Mr. Riggs also entered into an employee confidential information and inventions assignment agreement, the form of which is attached as Exhibit B to the Employment Agreement.

The Company also entered into an amended and restated change in control and executive severance plan agreement, effective as of December 2, 2022 (the “Severance Agreement”) pursuant to which, if Mr. Riggs’ employment is terminated for any reason, he will be entitled to receive (i) payment for all accrued but unpaid salary or bonuses actually earned, (ii) vacation or paid time off accrued, (iii) business expenses incurred in accordance with the Company’s expense reimbursement policy and (iv) any other unpaid amounts arising under any employee benefit plans payable as of the date of termination of his employment (the “Accrued Obligations”). If the Company terminates Mr. Riggs’ employment without Cause or he resigns for Good Reason (each as defined in the Severance Agreement) at any time, subject to the execution of a release and certain other conditions, in addition to the Accrued Obligations and Pro-Rated Bonus pursuant to the terms and conditions of the Employment Agreement, he will be entitled to receive (i) six months base salary, (ii) a lump sum payment up to six (6) months, the specific number of months to be determined by the Company in its discretion, of the premium costs of any health insurance benefits that he was receiving at the time of termination of his employment under an employee health insurance plan subject to the Consolidated Omnibus Budget Reconciliation Act of 1985, and (iii) his unvested equity awards that were scheduled to vest based on the passage of time during the twelve months following the date of termination of his employment shall vest. If the Company terminates Ms. Riggs’ employment without Cause or if he resigns for Good Reason within three (3) months prior to or twelve (12) months following a Change of Control (as defined in the Severance Agreement), he will be entitled to the benefits that apply for termination without Cause or resignation for Good Reason, except that he will receive an additional payment of six (6) months of his target cash bonus, and all of his unvested equity awards will vest rather than just those that would were scheduled to vest during the twelve (12) months following termination of his employment.

The foregoing descriptions of the Separation Agreement, the Consulting Agreement, the Employment Agreement, and the Severance Agreement are not intended to be complete and are qualified in their entirety by the Separation Agreement, the Employment Agreement and the Severance Agreement filed herewith as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Board Director

On November 30, 2022, Company issued a press release announcing the appointment of Louis E. Sullivan as a member of the Board. A copy of the press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Effective November 30, 2022, the Board appointed Louis E. Silverman, age 63, to serve as a director on the Board with a term that expires at the Annual Meeting of Shareholders of the Company to be held in 2023 or until his earlier resignation or removal. The Board has approved Mr. Silverman’s appointment as a member of the Compensation Committee and the Nominating and Corporate Governance Committee.

Since February 2014, Mr. Silverman has served as the Chairperson and Chief Executive Officer of privately held Hicuity Health, Inc. (formerly known as Advanced ICU Care, Inc.), a health care services company providing remote patient monitoring services to hospitals. From 2014 to 2022, Mr. Silverman served as a director on the board of directors of STAAR Surgical Company, which designs, develops, manufactures, and sells implantable lenses for the eye and companion delivery systems used to deliver the lenses into the eye. From June 2012 through February 2014, Mr. Silverman served as a consultant and board advisor for private equity investors and others regarding health care technology and health care technology service companies, and health care services portfolio investments. From September 2009 through June 2012, Mr. Silverman was Chief Executive Officer of Marina Medical Billing Services, Inc., a revenue cycle management company serving ER physicians nationally. From September 2008 through August 2009, Mr. Silverman served as President and Chief Executive Officer of Qualcomm-backed health care start-up LifeComm. From August 2000 through August 2008, Mr. Silverman served as the President and Chief Executive officer of Quality Systems, Inc., a publicly traded developer of medical and dental practice management and patient records software. From 1993 through 2000, he served in multiple positions, including Chief Operations Officer, of CorVel Corporation, a publicly traded national managed care services/technology company. Mr. Silverman earned a B.A. from Amherst College and an M.B.A. from Harvard Business School.

In Mr. Silverman’s role as director and member of the Compensation Committee and Nominating and Corporate Governance Committee, he will be eligible to participate in the director compensation plans and arrangements available to the Company’s other independent directors. The Company’s director compensation program is described under the caption “Director Compensation” in the Company’s proxy statement for its 2022 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on June 8, 2022.

Other than the aforementioned items, there are no arrangements or understandings between Mr. Silverman and any other person pursuant to which Mr. Silverman was elected as a director. There are no family relationships between Mr. Silverman and any director or executive officer of the Company, and Mr. Silverman has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement and General Release of All Claims, by and between the Company and Ronald Andrews, dated December 1, 2022

10.2	Consulting Agreement, by and between the Company and Ronald Andrews, dated as of December 1, 2022

10.3	Employment Agreement, by and between the Company and Joshua Riggs, effective as of December 2, 2022

10.4	Amended & Restated Change in Control and Executive Severance Plan Agreement, by and between the Company and Joshua Riggs, effective as of December 2, 2022.

99.1	Press release announcing Executive Leadership Changes, dated November 30, 2022.

99.2	Press release announcing Board Appointment, dated November 30, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: December 5, 2022	By:	/s/ Anish John
Anish John
Chief Financial Officer